Independent Auditors' Consent
                          -----------------------------


The Board of Directors and Stockholders
Photonics Corporation
Dallas, Texas


We consent  to the  incorporation  by  reference  in this Form S-8  Registration
Statement, of our report dated May 9, 2001 on our audit of the consolidated financial statements of Photonics Corporation at December 31, 2000 and for the period August 19, 1999 (inception) through December 31, 2000 appearing (incorporated) in the Annual Report on Form 10-KSB for the year ended December 31, 2000.




Turner, Stone & Company, L.L.P.
Certified Public Accountants


Dallas, Texas
July 27, 2001